U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 1, 2005

Consortium Service Management Group, Inc.
(Exact name of registrant as specified in its charter)

Texas (state of incorporation)	0-27359 (Commission File Number)	74-2653437 (IRS Employer I.D. Number)
500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471
512-887-7546
____________________________________________________
(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On March 1, 2005 we issued the following press release:

PRESS RELEASE: CSMG Technologies Receives Approval of Third U.S. Patent for Live Biological Tissue Bonding/Welding Technology

Dow Jones & Company, Inc. -- March 1, 2005

CORPUS CHRISTI, Texas, March 1 /PRNewswire-FirstCall/ -- CSMG Technologies, Inc. (OTC Bulletin Board: CTUM) announced today that it has received notice from the U.S. Patent and Trademark Office that its U.S. Application No. 10/310,203 has been allowed for "Bonding of Soft Biological Tissues by Passing High Frequency Electric Current Therethrough" (Method Divisional of U.S. patent number 09/022,869) for the company's live- biological-tissue bonding/welding platform technology.

Don Robbins, CEO of CSMG Technologies, said, "The divisional patent approval continues to reinforce our intellectual property position for the LTC platform tissue bonding/welding technology as we begin regulatory processes to bring the technology to commercial world markets."

The tissue bonding device bonds through radiofrequency fusion and reconnects living soft biological tissue (organs) without the use of foreign matters or conventional wound-closing devices such as sutures, staples, sealants or glues. The technology leaves little or no scar visible to the naked eye after a few months. Unlike other tissue coagulation methods, CSMG's patented technology bonds and reconnects incised tissue and avoids charring, searing and necrosis using a patented low-heat delivery method while providing a leak-proof, smokeless and bloodless reconnection.

Five Ukraine hospitals are using the technology daily for open and laparoscopic surgical procedures and techniques. The procedures so far have involved the bonding and reconnecting of incised or separated human tissue in various body areas -- nasal septum, intestine, stomach, skin, gall bladder, liver, spleen, lung, blood vessels, nerves, alba linea, uterus, gynecological, fallopian tube, ovary and testicles -- while restoring the normal function of the organ or tissue.

United States and Australia patents have been issued, and other U.S. and foreign patents are pending. CSMG maintains a team of academicians, professors, researchers, surgeons, engineers, technicians and clinical test facilities in Ukraine and has offices in Corpus Christi, Texas; Oklahoma City, Okla.; Washington, D.C.; Atlanta, Ga.; and Kiev, Ukraine.

CSMG owns the technology and exclusive world rights to a medical device through Live Tissue Connect, Inc., a subsidiary corporation formed for the development and exploitation of the platform technology. The technology, owned by CSMG, was invented and developed at the E.O. Paton Institute of Electric Welding, National Academy of Sciences of Ukraine at Kiev, Ukraine headed by Professor B.E. Paton.

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CSMG's stock is quoted on the Internet at http://www.otcbb.com. Its website is http://www.ctum.com, and its e-mail address is publicrelations@ctum.com.

Additional information about CSMG can be found on the website http:// www.ctum.com/live_tissue_bonding.htm or http://www.ctum.com. A profile for investors may be found at the website http://www.hawkassociates.com/csmg/ profile.htm. An online investor kit containing CSMG press releases, SEC filings, current Level II price quotes, interactive Java, stock charts and other useful information for investors can be found at http://www.hawkassociates.com/ csmg/kit.htm.

Investors may contact Don Robbins or Gordon Allison, CSMG, at (361) 887-7546, e-mail: publicrelations@ctum.com, or Frank Hawkins or Julie Marshall, Hawk Associates, at (305) 852-2383, e-mail: info@hawkassociates.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consortium Service Management Group, Inc.

Date: March 1, 2005	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer

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